  Exhibit 99.2

THE TORONTO-DOMINION BANK

CERTIFICATE

RESOLVED THAT:

1.
The Chief Executive Officer of the Bank be and is hereby authorized to designate offices of the Bank and appoint such officers thereto as the Chief Executive Officer may consider necessary to carry on the business of the Bank.

2.  The Group Head responsible for Human Resources of the Bank be and is hereby authorized to appoint persons to the position of Vice President, Associate Vice President or District Vice President as the aforementioned Group Head may consider appropriate.

3.   The Executive Vice President responsible for Corporate Human Resources of the Bank be and is hereby authorized to appoint persons to the position of Vice President, Associate Vice President or District Vice President as the aforementioned Executive Vice President may consider appropriate.

4.  Without restricting the authority of the Chief Executive Officer set out in paragraph 1 above, any position at the level of Group Head or above, together with the respective Human Resources Operating Committee (“HROC”) member for the business segment or functional area of the Bank be and are hereby authorized to appoint persons to the position of Vice President, Associate Vice President or District Vice President as the aforementioned Group Head or above, and HROC member may consider appropriate.

5.   All instruments and documents necessary or proper to be executed by the Bank, either under corporate seal or otherwise, which, for greater certainty in the Province of Quebec, includes without limitation all powers of attorney, releases, discharges or main levées given for any or no consideration, may be signed by:

(a) any one of the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary, a Deputy Chairman, a Vice Chair, a Group Head, an Executive Vice President or a Senior Vice President; or

(b) the holder of any office created in the future at a level that is greater than or equivalent to a Senior Vice President; or

(c) any holder of an office, the holder of which is designated by the Chief Executive Officer as authorized to sign instruments and documents on behalf of the Bank; or

(d) any holder of the position of Vice President, Associate Vice President or District Vice President, the holder of which is designated by the Group Head responsible for Human Resources as authorized to sign instruments and documents on behalf of the Bank; or

(e) any holder of the position of Vice President, Associate Vice President or District Vice President, the holder of which is designated by the Executive Vice President responsible for Corporate Human Resources as authorized to sign instruments and documents on behalf of the Bank; or

(f)  any holder of the position of Vice President, Associate Vice President or District Vice President, the holder of which is designated by any position at the level of Group Head or above together with the respective HROC member for the business segment or functional area of the Bank, as authorized to sign instruments and documents on behalf of the Bank; or

(g) one or more persons specifically designated for that purpose by:
(i)     the Chief Executive Officer;
(ii)    the Group Head responsible for Human Resources;
(iii)   the Executive Vice President responsible for Corporate Human Resources;
(iv)   any position at the level of Group Head or above together with the respective HROC member for the business segment or functional area of the Bank;

each of whom shall have the authority to affix the corporate seal of the Bank and all instruments and documents so signed or so signed and sealed shall be valid and binding on the Bank.

6.   Effective November 1, 2005, the Chief Operating Officer or any Group Head of the Bank be and is hereby authorized and instructed to do all acts and things, including executing any instruments and documents, for which until such date the Chief Executive Officer, the President, the Secretary, a Deputy Chairman, a Vice Chair, an Executive Vice President or a Senior Vice President had been authorized or instructed by any resolution or other instrument of the board or any board committee, or by any other authorization or instruction of the Bank.

I, Rasha H. El Sissi the undersigned Vice President and Corporate Secretary of The Toronto-Dominion Bank (the “Bank”), do hereby certify that:

1.
The foregoing resolution of the Bank is a true copy of a resolution duly passed by the Board of Directors of the Bank (the “Board”) at a meeting of the Board duly called and held on the 29th day of August, 2013 and that the said resolution has not been amended or rescinded and is still in full force and effect as of the date hereof; and that

2.
Paul Beltrame has been designated as authorized to sign instruments and documents on behalf of the Bank, either under corporate seal of the Bank or otherwise; and that

3.
The aforesaid designation has not been revoked or amended and is in full force and effect as of this date.

IN WITNESS WHEREOF I have hereunto subscribed my name at the City of Toronto, in the Province of Ontario, this 26th day of February, 2018.

/s/ Rasha H. El Sissi
Rasha H. El Sissi
Vice President and Corporate Secretary